UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2016

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2016, John M. Wright, Senior Vice President and Chief Financial Officer of Glen Burnie Bancorp (the “Company”), and Treasurer and Chief Financial Officer of the Company’s wholly-owned subsidiary, The Bank of Glen Burnie (the “Bank”), resigned from his positions effective December 16, 2016, to pursue other opportunities. The Company will commence a search for a new Chief Financial Officer.

On November 28, 2016, the Board of Directors of the Company and the Bank approved the appointment of John D. Long as interim Treasurer of the Company and interim Chief Financial Officer of the Bank, effective December 16, 2016, to serve in such capacities until a new Chief Financial Officer is identified and hired. Mr. Long, age 60, has served as a director and as the Chief Executive Officer of the Company and the Bank since April 1, 2016 and will continue in that role. Mr. Long has 38 years’ experience in commercial banking. From October 2014 until he joined the Company and the Bank, Mr. Long was an independent consultant advising commercial banks on commercial loan structuring. From 2009 through 2014, Mr. Long served as Senior Group Manager at PNC Bank, N.A., and from 2000 until 2009 he served as Senior Vice President at Mercantile Mortgage Corporation. Mr. Long received a Bachelor of Science degree in accounting and business administration from Washington and Lee University in 1978, and became a Maryland Certified Public Accountant in 1983.

No new compensatory arrangements were entered into in connection with Mr. Long's appointment as interim Chief Financial Officer.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.

99.1	Press Release dated November 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: November 29, 2016	By:	/s/ John D. Long
John D. Long
Chief Executive Officer